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                                                                    EXHIBIT 3.29

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/01/2001
                                                          010254551 - 3398905

                          CERTIFICATE OF INCORPORATION

                                       OF

                          ARDENT HEALTH SERVICES. INC.

                  FIRST:   The name of the Corporation is

                           ARDENT HEALTH SERVICES, INC.

                  SECOND: The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington Delaware 19808, County of New Castle. The name of the Corporation's registered agent at agent address is Corporation Service Company.

                  THIRD:   The purposes for which the Corporation is formed are
to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                  FOURTH: The Corporation shall have authority to issue 1,000 shares of Common Stock, $.01 par value.

                  FIFTH:   The name and mailing address of the sole incorporator
of the Corporation are as follows:

                           Michael B. Pereira
                           45 Rockefeller Plaza
                           New York, N.Y. 10111

                  SIXTH:   In furtherance and not in limitation of the powers
conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter or repeal the Bylaws of the Corporation, subject to the power of the stockholdors of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

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                  SEVENTH:  The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation; and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

                  EIGHTH: (a) The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities and other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  (b) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duly of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by

                                       2

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the amended General Corporation Law of the State of Delaware. For purposes of this Article EIGHTH, "fiduciary duty as a director" shall include any fiduciary duty arising out of serving at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholder" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise, and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

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                  IN WITNESS WHEREOF, the undersigned, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring, certifying and acknowledging under penalties of perjury that the facts herein stated are true and that this Certificate is his act and deed, and accordingly has hereunto set his hand, this 1st day of June 2001,

                                                          /s/ Michael B. Pereira
                                                          ----------------------
                                                          Michael B. Pereira
                                                          Incorporator

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/12/2001
                                                          010281518 - 3398905

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                       OF INCORPORATION BEFORE PAYMENT OF
                           ANY PART OF THE CAPITAL OF

                          ARDENT HEALTH SERVICES, INC.

                  It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is Ardent Medical Services, Inc. The Corporation was originally incorporated under the name Ardent Health Services, Inc., and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on June 1,2000.

                  2. The Corporation has not received any payment for any of its stock.

                  3. The certificate of incorporation of the Corporation is hereby amended by striking out the FIRST Article thereof and by substituting in lieu of said Article the following new article:

                           "First:     The name of the Corporation is

                                       ARDENT MEDICAL SERVICES, INC.

                  4. The amendment of the certificate of incorporation of the Corporation herein certified was duly adopted, pursuant to the provisions of Section 241 of the General Corporation Law of the State of Delaware, by the sole incorporator, no directors having been named in the certificate of incorporation and no directors having been elected.

Signed on June 12,2001

                                                      By: /s/ Michael B. Pereira
                                                          ----------------------
                                                          Michael B. Pereira
                                                          Sole Incorporator